   As filed with the Securities and Exchange Commission on December 22, 2000

                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                             APPLIED MATERIALS, INC.
               (Exact name of issuer as specified in its charter)

             Delaware                                  94-1655526
   (State or other jurisdiction          (I.R.S. employer identification number)
of incorporation or organization)


                3050 Bowers Avenue, Santa Clara, California 95054
               (Address of principal executive offices) (Zip Code)

                             APPLIED MATERIALS, INC.
                        2000 GLOBAL EQUITY INCENTIVE PLAN

                                Joseph J. Sweeney
                             Applied Materials, Inc.
                3050 Bowers Avenue, Santa Clara, California 95054
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (408) 727-5555

                                    Copy to:
                              John E. Aguirre, Esq.
                      Wilson Sonsini Goodrich & Rosati, PC
                               650 Page Mill Road
                           Palo Alto, California 94304

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                              Proposed
                                               Maximum       Proposed Maximum      Amount of
   Title of Securities to   Amount to be    Offering Price       Aggregate        Registration
       be Registered         Registered*      Per Share**     Offering Price**         Fee**
   ----------------------   ------------    --------------   -----------------    ------------
     Common Stock*** and      53,500,000       $37.15625     $1,987,859,375.00    $524,795.00
     Options to Purchase        shares
     Common Stock
==============================================================================================

================================================================================
* This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Applied Materials, Inc. 2000 Global Equity Incentive Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

** Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of $37.15625 per share, the average of the high and low prices per share of the Common Stock on December 21, 2000, as reported by Nasdaq.

*** Includes associated rights (the "Rights") to purchase preferred or common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.
================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement: (i) the latest annual report of Applied Materials, Inc. (the "Registrant") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in clause (i) above; and (iii) the description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into indemnification agreements with its directors and certain of its officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

4.1     Applied Materials, Inc. 2000 Global Equity Incentive Plan.

5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1    Consent of Independent Accountants.



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

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney of Officers.

24.2    Power of Attorney of Directors.

99.1    Language re: Israel Exemption.

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   Signatures

THE REGISTRANT


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 21st day of December, 2000.

APPLIED MATERIALS, INC.
     (Registrant)

       /s/ Joseph J. Sweeney
------------------------------------
          Joseph J. Sweeney
Group Vice President, Legal Affairs
    and Intellectual Property

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                            Title                         Date
Principal Executive Officer:


                 *                       Chairman of the Board and         December 21, 2000
------------------------------------     Chief Executive Officer
         James C. Morgan


Principal Financial Officer:


                 *                       Executive Vice President,         December 21, 2000
------------------------------------     Office of the President,
         Joseph R. Bronson               and Chief Financial Officer


Principal Accounting Officer:


                 *                       Deputy Chief Financial            December 21, 2000
------------------------------------     Officer and Corporate
          Nancy H. Handel                Controller

Directors:

                 *                       Chairman of the Board             December 21, 2000
------------------------------------     and Director
          James C. Morgan

                 *                       Director                          December 21, 2000
------------------------------------
        Michael H. Armacost

                                         Director                          December __, 2000
------------------------------------
        Deborah A. Coleman

                 *                       Director                          December 21, 2000
------------------------------------
      Herbert M. Dwight, Jr.

                 *                       Director                          December 21, 2000
------------------------------------
        Philip V. Gerdine

                 *                       Director                          December 21, 2000
------------------------------------
        Tsuyoshi Kawanishi

                 *                       Director                          December 21, 2000
------------------------------------
           Paul R. Low

                 *                       Director                          December 21, 2000
------------------------------------
           Dan Maydan

                                         Director                          December __, 2000
------------------------------------
        Steven L. Miller

                 *                       Director                          December 21, 2000
------------------------------------
            Stan Shih


A majority of the members of the Board of Directors.


* By    /s/ Joseph J. Sweeney
     -------------------------------
          Joseph J. Sweeney
          Attorney-in-Fact



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

                                  EXHIBIT INDEX

4.1     Applied Materials, Inc. 2000 Global Equity Incentive Plan.

5.1     Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1    Consent of Independent Accountants.

23.2 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney of Officers.

24.2    Power of Attorney of Directors.

99.1    Language re: Israel Exemption.



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